UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 20, 2026

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	000-04057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2025 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on May 20, 2026 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California.

The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes

John V. Winfield	593,616	2,467	420	27,964
William J. Nance	593,595	2,467	441	27,964
Yvonne L. Murphy	593,785	2,517	201	27,964
Steve Grunwald	593,670	2,632	201	27,964
Andrew J. Kaplan	593,670	2,517	316	27,964

Proposal (2) – Ratification of the Appointment of Whitley Penn LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2026:

Votes For	Against	Abstain	Broker Non-Votes

611,467	182	12,818	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: May 26, 2026	By:	/s/ Ann Marie Blair
Principal Financial Officer